Exhibit 99.1
ESS-SILAN AUDIO AND VIDEO TECHNOLOGY LICENSE AGREEMENT (v.3.0)
THIS LICENSE AGREEMENT (this “Agreement”) is entered into on April 23, 2008 (the “Agreement Date”), by and between ESS Technology, Inc., a California corporation having its principal place of business at 48401 Fremont Blvd., Fremont, California 94538, U.S.A. (“ESS”), and Hangzhou Silan Microelectronics Co., Ltd., having its principal place of business at No. 4 Huang Gu Shan Road, Post Code 310012, Hang-Zhou, P.R. China (“Silan”).
RECITALS
WHEREAS the parties entered into the ESS-Silan DVD Technology License Agreement, dated as of November 3, 2006, as amended on January 5, 2007 and November 19, 2007 and as otherwise amended through the date hereof (as so amended, the “Prior Agreement”), and the parties desire to amend and restate the Prior Agreement in its entirety with this Agreement.
WHEREAS the parties would like to enter into this Agreement in order for Silan to license certain of ESS’ audio and video technology for the purpose of developing, designing, manufacturing, distributing, and selling products incorporating such technology that are not DVD player products.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties hereby agree to amend and restate the Prior Agreement in its entirety as follows:
1.	Definitions
1.1 “ESS SD (Standard Definition) DVD Technology” means all hardware and software intellectual property in SD DVD products currently owned by ESS. Hardware intellectual property includes ESS design methodology, chip architecture, and functional blocks, including but not limited to Servo, SD Video encoder, MPEG1/2/4 decoder, USB, JPEG, CPU, DSP, PWM, Audio DAC and Video DAC. Software intellectual property includes but is not limited to firmware in CPU and DSP, application software, GUI and OSD.
1.2 “DVD Player” means a DVD player, portable DVD player, automotive DVD player, mini-combo DVD player, or a DVD home theater system that uses an optical drive during operation.
1.3 “ESS Servo Technology” means the ESS servo processor owned by ESS interfacing with laser optical pickup and disc/tracking motor drive(s) to provide data stream(s) to backend processing circuitry. It includes all related hardware and software intellectual property and ESS source code owned by ESS and embedded in Phoenix 2 and LMX 2 database.
1.4 “ESS DVD Navigation Technology” means ESS navigation source code owned by ESS and embedded in the ESS reference DVD platform for Phoenix 2 and LMX 2.
1.5 “Phoenix 2 Data Base” means documentation, algorithms, source codes and files in RTL, simulation, layout, and test patterns, as well as a chip development environment (i.e. FPGA board, schematics and layout files) and chip validation environment (i.e. test and system level board schematics and layout files).
1.6 “LMX 2 Data Base” means documentation, algorithms, source codes and files in RTL, simulation, layout, and test patterns, as well as a chip development environment (i.e. FPGA board, schematics and layout files) and chip validation environment (i.e. test and system level board schematics and layout files).
1.7 “Licensed Technology” means ESS SD DVD Technology, ESS DVD Navigation Technology, Phoenix 2 Data Base, and LMX 2 Data Base, collectively, as well as any confidential information provided to Silan under the Agreement
1.8 “Silan’s Gross Margin” means the gross selling price of the chip excluding applicable taxes, less all actual costs of: semiconductor silicon either in die or wafer form, packaging costs, testing fees, sales expense (such sales expenses shall not exceed 8% of gross selling price of the chip, excluding applicable taxes or actual expenses whichever is less), and any future possible licensing unit cost. The licensing unit cost must be imposed industry-wide and due to no fault of Silan. All such licensing unit cost(s) must have prior written approval from ESS within thirty days upon written notification from Silan. If ESS does not response within thirty days, Silan shall proceed and treat as an agreement from ESS.

2.	Grant of Licenses
2.1 Pursuant to the terms and conditions herein, ESS hereby grants to Silan, commencing on the Effective Date, a permanent, irrevocable, non-exclusive, non-sublicensable, worldwide, non-transferable, royalty-bearing license to design, develop, manufacture, have manufactured, make, have made, use, include in downstream products, sell or otherwise distribute products that are not “DVD Player” products using ESS Licensed Technology.
2.2 Pursuant to the terms and conditions herein, Silan shall not design, develop, manufacture, have manufactured, make, have made, use, sell or otherwise distribute products using “ESS Servo Technology” or any modifications thereof.
2.3 Silan expressly acknowledges and agrees that none of the licenses granted to it under this Agreement, including those granted in Sections 2.1, is sublicensable. The license granted in this Agreement is personal to Silan and Silan shall not be permitted to and cannot grant to any third party or successor in interest a license to make, use, import, offer for sale, or sell any integrated circuits or products using or incorporating all or any part of the Licensed Technology, whether by sublicense or assignment of this Agreement, whether directly or by operation of law or otherwise.
2.4 In consideration of the licenses granted herein, Silan shall pay to ESS a total of USD 750,000 in initial license fees, to be paid within 30 days from the Agreement Date (the “Initial Payment”). The date upon which the Initial Payment is actually received in full by ESS is referred to herein as the “Effective Date.”
2.5 All license fees are subject to China income tax in accordance with China law. After receipt of ESS invoice(s) ☐ the total amount including income tax ☐ as per payment schedule above, Silan shall withhold, deduct, and pay the appropriate income tax before making license fee payment to ESS. Silan will send license fee income tax statement receipt to ESS within 5 business days after payment.
2.6 Silan agrees that all technology licensed to it under this Agreement, and all derivatives and downstream products thereof, cannot be marketed or sold under the ESS brand name, nor shall Silan refer to ESS in any manner without prior written permission.
2.7 Both parties agree that, on or before 12 months from Agreement Date, Silan shall introduce and supply samples to the first customer of the first product incorporating Licensed Technology, and Silan shall ship a minimum of five hundred thousand units of products incorporating Licensed Technology for the first 12 months after supplying samples to the first customer.
2.8 Prior to any sampling or sale of any products including Licensed Technology, Silan shall meet all third-party licenses requirements for such products. This Section 2.8 shall not modify or affect Section 2.7.
3.	Ownership
3.1 Silan acknowledges that as between the parties, ESS shall retain all rights, title and interest in and to the Licensed Technology.
3.2 To the extent that Silan develops derivative works based upon the Licensed Technology, Silan shall own all right, title, and interest in and to such derivative works, including, without limitation, all patent rights and copyrights in works derived from the Licensed Technology.
4.	Royalties
4.1 Silan shall pay the following sums to ESS as royalties on the license granted above. All royalties shall be due and payable as soon as practical, but no more than twenty business days after each calendar quarter in US Dollars, and shall be made by wire transfer to such bank account as ESS shall designate. Each royalty payment shall be accompanied by a royalty report listing the identity and quantity of all units sold, and calculating the total royalties owed to ESS
4.2 Silan’s payment to ESS shall have a maximum royalty fee of USD 6,000,000 (the “Maximum Royalty Amount”), at which point the licenses granted herein shall become fully paid-up with no further royalties owed. At such time, ESS shall have no further obligation to indemnify Silan pursuant to Section 7.2 of this Agreement.
4.3 Per unit royalties shall be calculated as follows: For any products, as specified in Section 2.1 developed by Silan that incorporates Licensed Technology:
For seven years after Effective Date, the lesser of USD 0.08 per unit, or 10% of Silan’s Gross Margin for each unit sold with a minimum of USD 0.06 per unit
4.4 Upon the first to occur of (a) Silan’s payment to ESS of the Maximum Royalty Amount, or (b) seven years after the Effective Date (so long as Silan has paid all outstanding royalties due), the licenses granted in this Agreement shall be fully paid-up and shall become royalty-free, and ESS’s obligation to indemnify Silan pursuant to Section 7.2 shall also cease.
4.5 Silan agrees that it shall keep complete and accurate records and books of accounts relating to the manufacture, distribution and sale of integrated circuits and products using or incorporating all or any part of the Licensed Technology, and that it shall retain such books and records for a period of three (3) years after the transactions to which they relate (but not exceeding one (1) year after any termination of this Agreement). Upon giving Silan thirty (30) business days prior written notice, ESS shall have the right to, at ESS’s expense and through an independent certified public accountant acceptable who signs an appropriate confidentiality agreement with Silan, during regular business hours, inspect, examine, audit, and make abstracts of all such records and books insofar as they relate to the determination of Silan’s royalty obligations and insofar as may be necessary to verify the accuracy of the same and of the royalty reports provided for herein. If a discrepancy of greater than 5% is discovered during this audit, Silan shall be responsible for the cost of the audit.
4.6 ESS delivered technical information relating to the Licensed Technology to Silan in accordance with the Prior Agreement. Silan has the rights to use the Licensed Technology as per Section 2. In light of this Agreement, Silan shall not be obligated to return this technical information per Section 6.3 of the Prior Agreement, except for ESS Servo Technology which must be returned or destroyed as specified in Section 6.3 of the Prior Agreement, within twelve months from the Agreement Date.
4.7 If there are problems during product application and upgrades, ESS will, with best reasonable efforts, provide Silan with engineering resources and recommend possible solution(s), including on-site guidance, written instruction(s), telephone instruction(s) or providing more detailed data and document(s).
4.8 Both parties shall keep copies of the delivered Licensed Technology and keep strict revision and document control.
4.9 All royalty fees are subject to China income tax in accordance with China law. Silan shall withhold, deduct, and pay the appropriate income tax before making royalty fee payment to ESS. Silan will send royalty fee income tax statement receipt to ESS within 5 working days after payment. After receipt of each royalty payment as per quarterly royalty report from Silan, ESS will send invoice (the total amount including income tax) to Silan within five business days.
4.10 Both parties of this Agreement confirm the following contact persons:
i. engineering related matters:

ESS
	Contact:	Robert Plachno
	Address:	48401 Fremont Blvd., Fremont, CA 94538 USA
	FAX:	510-492-1228
	Email:	Robert.plachno@esstech.com
	Telephone:	510-492-1048
Silan
	Contact:	Zhang, Jian
	Address:	No. 4, Huang Gu Shan Road, Hangzhou, P.R. China 310012
	FAX:	86-571-88212432
	Email:	zhangjian@silan.com.cn
	Telephone:	86-571-88210255 (mobile: 86-13777828878 or 408-6448406)
ii. sales, marketing and legal related matters:

ESS
	Contact:	Robert Wong
	Address:	48401 Fremont Blvd., Fremont, CA 94538 USA
	FAX:	510-492-1228
	Email:	Robert.wong@esstech.com
	Telephone:	510-492-1838
Silan
	Contact:	Li, Zhi Gang
	Address:	Rm 2003, Cyber Times Towers A, Tianan Cyber Park Futian District, Shenzhen, P.R. China 518041
	FAX:	86-755-83475892
	Email:	lzg@silan.com.cn
	Telephone:	86-755-83475832 (mobile: 86-13632660268)
For any changes regarding to the above information, written notification must be made to the other party within 5 business days.
5.	Term and Termination
5.1 This Agreement shall become effective as of the Effective Date and shall remain in full force and effect until both Parties agree in writing to terminate the agreement, or until terminated by either party pursuant to this Section 5.
5.2 Either party, in addition to other remedies that it may have, may at its election terminate this Agreement, effective upon written notice to the other party, in the event any of the following actions or events is committed by the other party or occurs: (a) a default or breach by the other party of any of its material obligations under this Agreement which default or breach remains uncured thirty (30) days after the non-breaching party gives written notice thereof; (b) the other party’s adjudicated bankruptcy, becoming insolvent or entering dissolution or liquidation proceedings; or (c) a petition filed by or against such other party under bankruptcy law of the nature of Chapter 7 of the United States Bankruptcy Code, under corporate reorganization law or under any other law for the relief of debtors, which is consented to or is not dismissed within sixty (60) days of filing.
5.3 Upon termination of this Agreement, all licenses and rights granted under this Agreement shall cease forthwith, and the parties shall destroy all Confidential Information (as defined below) furnished hereunder as well as all copies thereof. Notwithstanding the foregoing, the licenses and rights granted under this Agreement shall continue for up to six months to allow Silan to sell its existing inventory.

6.	Confidentiality
6.1 For the purpose of this Agreement, “Confidential Information” of one party means any information which is disclosed hereunder by such party to the other in tangible material marked as confidential, or which is disclosed hereunder by such party to the other orally or in other intangible form and designated as confidential at the time of such disclosure and is reduced to writing conspicuously marked as confidential and sent to such other party within thirty (30) days after such disclosure. For a period of five (5) years after disclosure hereunder, the receiving party of Confidential Information of the other agrees to keep such Confidential Information in confidence with at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care. The receiving party may disclose the other party’s Confidential Information to its employees to the extent reasonably necessary for the purpose of this Agreement and provided the employees to which Confidential Information is disclosed are bound by use and disclosure restrictions at least as protective of such Confidential Information as those restrictions set forth herein. No other disclosure of Confidential Information shall be permitted without the prior written consent of the other party.
6.2 The restrictions on use and disclosure of Confidential Information as described above shall not apply to any information which:
a. is or becomes available to the public through no fault of the receiving party;
b. is legitimately obtained by the receiving party from a third party without any confidentiality obligation; or
c. is at any time developed by the receiving party independently.
6.3 Notwithstanding Section 6.1 above, either party may disclose the other’s Confidential Information if required by applicable laws, or by a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt and sufficient advance written notice thereof to the disclosing party so that the disclosing party may seek a protective order (or its equivalent) with respect to such disclosure, which the receiving party shall fully comply with.
6.4 If either party elects to make a public announcement on this Agreement, both parties will work together on the message and content, and coordinate on the timing of the announcement. The announcing party must consider suggestions on the message and content from the other party before making an announcement.
7.	Indemnification
7.1 Silan will defend, indemnify and hold harmless ESS, its directors, officers, employees and/or agents from and against any and all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from any action by a third party against ESS that is based on Silan’s use, control, distribution or disposition of the Licensed Technology, based upon Silan’s breach of any obligation, warranty or representation in this Agreement, or based on Silan’s distribution of any product under the licenses granted in Section 2, including any claim of breach of a third-party license arising therefrom or of failure to meet third-party licensing requirements . Silan’s obligation to indemnify ESS as set forth above will be conditioned on ESS promptly (i) notifying Silan of the existence of such a claim, (ii) tendering sole control of the defense and settlement of such claim to Silan, and (iii) cooperating as reasonably requested by Silan. ESS may participate in such defense at its own expense and with its own counsel.
7.2 ESS shall indemnify Silan and hold it harmless, and, at Silan’s option, defend Silan from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from (i) any breach of this Agreement or of any of the warranties or representations made by ESS herein, or (ii) any action by a third party against Silan that is based on any claim that the portions of the Licensed Technology as delivered by ESS infringe a patent, copyright, or any other proprietary right, or violate a third party’s trade secret rights, except to the extent that the foregoing results from compliance with specifications provided by Silan, and except to the extent that the foregoing results from the combination of the ESS portions of the Licensed Technology with software or equipment not provided by ESS. ESS’ obligation to indemnify Silan as set forth above will be conditioned on Silan promptly (i) notifying ESS of the existence of such a claim, and (ii) cooperating as reasonably requested by ESS. The indemnification obligation described in this Section 7.2 shall cease when Silan ceases paying royalties to ESS pursuant to Section 4.2 or Section 4.4 of this Agreement. .
7.3 SILAN UNDERSTANDS AND ACKNOWLEDGES THAT THE LICENSED TECHNOLOGY IS PROVIDED AS IS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER WARRANTIES OR REPRESENTATIONS, EITHER EXPRESSED OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE GIVEN BY ESS UNDER THIS AGREEMENT, including but not limited to, any warranty or representation: (a) as to the validity of any patent; (b) that any manufacture, importation, sale, lease, use, or other disposition of products will be free from infringement of a third party’s intellectual property rights; (c) that ESS will enforce any intellectual property rights it may have against third parties; or (d) as to the quality, merchantability, or fitness for a particular purpose of any product.
7.4 BOTH PARTIES UNDERSTAND AND ACKNOWLEDGE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LICENSED TECHNOLOGY, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF EITHER PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.
8.	Warranties and Representations
8.1 As of the Effective Date, each party represents and warrants to the other party that it (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and (ii) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and is contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.
8.2 As of the Effective Date, each party represents and warrants to the other party that it (i) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid and binding obligation of such party and is enforceable against it in accordance with its terms.
8.3 Except as otherwise described in this Agreement, each party represents and warrants to the other party that all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such party in connection with entry into this Agreement have been obtained.
8.4 Each party represents and warrants to the other party that the execution and delivery of this Agreement by such party and the performance of such party’s obligations hereunder (i) do not conflict with or violate any requirement of any applicable law or regulation or any provision of the Articles or Certificate of Incorporation or Bylaws of such party in any material way, and (ii) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such party is bound.
8.5 ESS represents and warrants that all the technologies contained in the technical information that is delivered to Silan by ESS are owned by ESS; ESS owns or controls all right, title and interest in and to the Licensed Technology, the ESS brand name, and the ESS trademarks; and that ESS has the power to grant the licenses related to and within this Agreement.
8.6 Silan cannot have access to ESS’s CSS keys under any circumstances

9.	Non-Assignment
Neither party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party, whether by operation of law or otherwise as a result of a change of control; provided, however, that either party may assign this Agreement without consent to a successor-in-interest upon a merger, acquisition or sale of all or substantially all of that party’s assets on condition that the assignee of this Agreement will undertake by operation of law or has agreed in writing submitted to the other party, to assume all obligations and liabilities of the assignor under or in connection with this Agreement and to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, Silan hereby expressly consents to the merger transaction whereby ESS will be acquired by an affiliate of Imperium Partners Group LLC.
10.	Choice of Law And Forum
This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of California, U.S.A., without respect to its conflict of law provisions. The parties hereto expressly consent, and submit themselves, to the exclusive jurisdiction of the courts of California and to venue in the state or federal courts in the County of Santa Clara, California.
11.	Modifications
No amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by authorized representatives of the parties.
12.	Entire Agreement
This Agreement contains the full and complete understanding and agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporary understandings and agreements, whether oral or written, relating to such subject matter. This Agreement also supersedes the Prior Agreement in its entirety.
13.	Severability
If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision shall be affected hereby, and the remaining provisions of this Agreement shall continue in full force and effect.
14.	Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of all the parties hereto.
15.	Release and Waiver.
Each party hereto hereby waives and releases to the maximum extent permitted by applicable law any and all claims or causes of action, whether or not now known, against the other or its predecessors, successors, or past or present subsidiaries, officers, directors, shareholders, agents, employees, assigns and employee benefit plans, with respect to any matter arising under or relating to the Prior Agreement. Both parties expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

ESS Technology, Inc.		Hangzhou Silan Microelectronics Co., Ltd..

/s/ Robert L. Blair		/s/ Chen Xiang Dong

Signature		Signature

By:	Robert L. Blair Name	By:	Chen Xiang Dong Name

Chief Executive Officer		President

	Title		Title